      As filed with the Securities and Exchange Commission on June 9, 2000.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                                HOTJOBS.COM, LTD.
               (Exact name of issuer as specified in its charter)

                    Delaware                             13-3931821
            (State of Incorporation)                  (I.R.S. Employer
                                                     Identification No.)

                         406 West 31st Street, 9th Floor
                            New York, New York 10001
                                 (212) 302-0060
          (Address and telephone number of principal executive offices)

                   RESUMIX AMENDED 1998 EQUITY INCENTIVE PLAN
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                         2000 RESUMIX STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Richard S. Johnson
                      President and Chief Executive Officer
                                HotJobs.com, Ltd.
                         406 West 31st Street, 9th Floor
                            New York, New York 10001
                                 (212) 302-0060
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                        Attention: Robert S. Reder, Esq.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
 Title of Securities to be     Amount to be       Proposed Maximum      Amount of
        Registered            Registered (1)     Aggregate Offering  Registration Fee
                                                     Price (2)
--------------------------------------------------------------------------------------
   Resumix Amended 1998           393,032             $587,265           $155.04
   Equity Incentive Plan
  -----------------------
  Common Stock, par value
      $.01 per share
--------------------------------------------------------------------------------
     1998 Non-Employee             14,118              $19,765.20          $5.22
  Directors' Stock Option
           Plan
  -----------------------
  Common Stock, par value
      $.01 per share
--------------------------------------------------------------------------------

     2000 RESUMIX STOCK           720,000           $5,760,000         $1,520.64
        OPTION PLAN
  -----------------------
  Common Stock, par value
      $.01 per share
--------------------------------------------------------------------------------
  Total Registration Fee:                                              $1,680.90
--------------------------------------------------------------------------------

(1) This Registration Statement covers all stock options issued under each of the listed plans and no additional options will be granted under such plans. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of the aggregate exercise price of all options granted and unexercised to date under the Plans.

                                     PART I

ITEM 1.  PLAN INFORMATION

            This Registration Statement relates to the registration of 1,127,150 shares of Common Stock, $.01 par value per share (the "Common Stock"), of HOTJOBS.COM, LTD. (the "Registrant") awarded under the Resumix Amended 1998 Equity Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan and the 2000 Resumix Stock Option Plan (collectively, the "Plans"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

            The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, HotJobs.com, Ltd., 406 West 31st Street, 9th Floor, New York, New York 10001 (telephone: 212-302-0060).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

      2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

      3. The Registrant's Current Reports on Forms 8-K filed on February 7, 2000, March 10, 2000, May 1, 2000 and May 24, 2000.

      4. The Registrant's Registration Statement No. 000-26891 on Form 8-A12G filed with the Commission on July 30, 1999 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated

Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

            The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be titled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

            The Registrant's certificate of incorporation provides for indemnification of the Registrant's directors against, and absolution of, liability to the Registrant and its stockholders to the fullest extent permitted by the DGCL. The Registrant has purchased directors' and officers' liability insurance covering liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

4                       Instruments Defining Rights of Stockholders.
                        Reference is made to Registrant's Registration Statement No. 000-26891 on Form 8-A12G which is incorporated herein by reference pursuant to Item 3.

5 Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Registrant's Common Stock.

23.1 Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23.2                    Consent of KPMG LLP, independent auditors.

24 Power of Attorney (set forth on the signature page hereof).

99.1                    Resumix Amended 1998 Equity Incentive Plan.

99.2                    1998 Non-Employee Directors' Stock Option Plan.

99.3                    2000 Resumix Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

            (1) The Registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on this 9th day of June, 2000.

                                    HOTJOBS.COM, LTD.


                                    By: /s/ RICHARD S. JOHNSON
                                       -------------------------------------
                                       Richard S. Johnson
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below hereby severally constitutes and appoints Richard S. Johnson and Lowell W. Robinson and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

        SIGNATURE                          TITLE                     DATE


 /s/ RICHARD S. JOHNSON      President, Chief Executive Officer   June 9, 2000
---------------------------- (Principal Executive Officer) and
Richard S. Johnson           Director


 /s/ LOWELL W. ROBINSON      Chief Financial Officer (Principal   June 9, 2000
---------------------------- Financial and Accounting Officer)
Lowell W. Robinson


 /s/ DIMITRI J. BOYLAN       Chief Operating Officer and          June 9, 2000
---------------------------- Director
Dimitri J. Boylan


/s/ STEPHEN W. ELLIS         Director                             June 9, 2000
----------------------------


 /s/ JOHN A. HAWKINS         Director                             June 9, 2000
----------------------------
John A. Hawkins


 /s/ JOHN G. MURRAY          Director                             June 9, 2000
----------------------------
John G. Murray


 /s/ KEVIN P. RYAN           Director                             June 9, 2000
----------------------------
Kevin P. Ryan


                             Director                             June  , 2000
----------------------------
Phillip Guarascio

                                  EXHIBIT INDEX


Exhibit No.                              Description

4                       Instruments Defining Rights of Stockholders.
                        Reference is made to Registrant's Registration Statement No. 000-26891 on Form 8-A12G which is incorporated herein by reference pursuant to Item 3.

5 Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Registrant's Common Stock.

23.1 Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23.2                    Consent of KPMG LLP, independent auditors.

24 Power of Attorney (set forth on the signature page hereof).

99.1                    Resumix Amended 1998 Equity Incentive Plan.

99.2                    1998 Non-Employee Directors' Stock Option Plan.

99.3                    2000 Resumix Stock Option Plan